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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of RealNetworks, Inc. and subsidiaries of our report dated January 21, 2000, relating to the balance sheets of NetZip, Inc. as of December 31, 1999 and 1998, and the related statements of operations, shareholders' (deficit) equity, and cash flows for the years then ended, which report appears in the Current Report on Form 8-K/A of RealNetworks, Inc. filed with the Securities and Exchange Commission on February 8, 2000.


ARTHUR ANDERSEN LLP


Atlanta, Georgia
February 8, 2000